 Filed Pursuant to Rule 433 under the Securities Act of 1933
 Issuer Free Writing Prospectus dated December 30, 2024
 Relating to Preliminary Prospectus issued December 27, 2024
 Registration Statement No. 333-283772
BALLY’S CHICAGO, INC.
This free writing prospectus relates to the initial public offering of Class A-1 Interests, Class A-2 Interests, Class A-3 Interests and Class A-4 Interests of Bally’s Chicago, Inc. (“Bally’s Chicago”). Bally’s Chicago has filed a Registration Statement on Form S-1 (File No. 333-283772) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The Registration Statement and a copy of the most recent preliminary prospectus relating to this offering may be accessed through the following link:
https://www.sec.gov/Archives/edgar/data/1935799/000110465924132193/tm2310971-13_s1a.htm
References to “Bally’s Chicago,” “we,” “us,” and “our” are used in the manner described in the preliminary prospectus relating to this offering.
On December 28, 2024, Bally’s Chicago widely distributed an advertisement related to Bally’s Chicago’s business and proposed initial public offering. A copy of the advertisement is attached as Appendix A.
On December 28, 2024, Bally’s Chicago posted a presentation on ballyschicagoinvest.com related to Bally’s Chicago’s business and proposed initial public offering. A copy of the presentation is attached as Appendix B.
On December 28, 2024, Bally’s Chicago distributed e-mails related to Bally’s Chicago’s business and proposed initial public offering to certain individuals or persons that had previously expressed interest in becoming an investor in Bally’s Chicago. Copies of the e-mails are attached as Appendix C.
Bally’s Chicago has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in the registration statement and other documents Bally’s Chicago has filed with the SEC for more complete information about Bally’s Chicago and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bally’s Chicago, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting any of the following sources: Loop Capital Markets LLC at +1 (312) 913-4900 or by email at BallysChicagoIPO@loopcapital.com or standard mail at Loop Capital Markets LLC, Attn: Compliance Department, 425 South Financial Place, Suite 2700, Chicago, IL 60605 USA.

Appendix A

Bally's
CHICAGO
AN INVESTMENT
OPPORTUNITY
IS AVAILABLE.
VISIT
BALLYSCHICAGOINVEST.COM
Must be 21 or older. Gambling Problem? Call 1-800-GAMBLER.

Appendix B

Bally's CHICAGO

Investor Presentation

December 2024

Disclaimers

Bally's Chicago, Inc. (together with its subsidiary, "we," "us," "our," the "Company," or "Bally's Chicago") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC") for the offering to which this presentation and accompanying oral communications (collectively, the "Presentation") relates. The registration statement has not been declared effective. Before you invest, you should read the prospectus in the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Loop Capital Markets LLC at +1 (312) 913-4900 or by email at BallysChicagoIPO@loopcapital.com or standard mail at Loop Capital Markets LLC, Attn: Compliance Department, 425 South Financial Place, Suite 2700, Chicago, IL 60605 USA.

This presentation is not intended, nor shall it be considered, construed or deemed, to constitute, nor does it constitute, an offer to sell or a solicitation of an offer to buy any securities of the Company or any of its affiliates to any person or in any jurisdiction where it is not permitted. Neither the SEC nor any state securities commission has approved or disapproved of the transactions contemplated hereby or determined if this presentation is truthful or complete. Any representation to the contrary is a criminal offense.

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment.

The renderings included in this presentation are artistic representations of our current proposed design for Bally's Chicago Casino and Resort and are subject to change.

2

Disclaimers (continued)

Forward-Looking Statements

Certain statements contained in this presentation regarding future operating results or performance or business plans or prospects of the Company and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” or the negative of such terms, or other comparable expressions, as they relate to the Company or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations, such as various factors that may affect the Company’s business or financial results and which, in some instances, are beyond the Company’s control, include, among others: construction and development risks in connection with Bally’s Chicago Casino and Resort; the impact of any delay between the closing of our temporary casino and the opening of Bally’s Chicago Casino and Resort; inability to finance development, expansion and renovation projects; risks associated with leased properties; reductions in discretionary consumer spending; increased competition; extensive state and local regulation and licensing; changes in the laws applicable to our business; our reliance on effective payment processing services from a limited number of providers; our profitability’s dependence on return to players; inability to collect gaming receivables from our credit customers; declining popularity of games and changes in device preferences of players; inability to integrate acquired businesses into the Company or otherwise manage the growth associated with multiple acquisitions; natural disasters, catastrophic events and public health crises; failure to comply with the community investment program commitments specified in the Host Community Agreement; conflicts of interest with Bally’s Corporation; failures, errors, defects or disruptions in our systems or platforms; the impact of any cybersecurity incidents; inability to service our indebtedness and funding our other obligations; the lack of an active trading market for our securities; inability to pay dividends; the structure of the offering. Except as otherwise required by law, we do not assume any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

3

Disclaimers (continued)

Industry and Market Data

Market data and industry information used throughout this presentation are based on management's knowledge of the industry and the good faith estimates of management. Management also relied, to the extent available, upon management's review of independent industry surveys and publications and other publicly available information prepared by a number of third party sources. All of the market data and industry information used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. While we believe the estimated market position, market opportunity and market size information included in this presentation are generally reliable, such information, which is derived in part from management's estimates and beliefs, is inherently uncertain and imprecise. No representations or warranties are made by the Company or any of its affiliates as to the accuracy of any such statements or projections. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties.

Trademark and Logos

Our logo and the other "Bally's" trademarks and service marks of Bally's Corporation appearing in this presentation are the property of Bally's Corporation. Our name, logo and registered domain names are our proprietary service marks or trademarks. Each trademark, trade name, logo, or service mark by any other company appearing in this presentation belongs to its holder. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, trade names and copyrights.

4

Table of Contents

Table of Contents

I.	Bally's Chicago Casino and Resort Investment Opportunity	6
II.	Introduction to Bally's	18
III.	Offering Summary	21
IV.	Investment Opportunity	24
V.	Market Analysis	30
VI.	Bally's Chicago Casino and Resort Community Focus	38
VII.	Contact Us	42

Appendix

A.	HCA Required Investor Criteria	44

5

Bally's

I. Bally's Chicago Casino and Resort Investment Opportunity

6

Investment Opportunity

Investment opportunity in Bally's Chicago Casino and Resort – the only downtown Chicago casino

Development of the casino is an investment in the Chicago community, promoting economic growth with a social impact

Community Investment

Investors can:

- Strengthen their connection with the City of Chicago
- Have a vested interest in the project's success
- Support police & first responders' pensions

Economic Growth

The casino is expected to:

- Lead to job creation in the community
- Increase tax revenue for the City of Chicago
- Increase tourism in the City of Chicago
- Increase revenue to local businesses

Social Impact

The casino is expected to:

- Foster a sense of unity
- Increase civic engagement
- Strengthen local support networks

7

Investment Highlights

Focused on the Mainstream Market Segment

- Fully integrated destination resort
- Potential for long-term growth opportunities
- City of Chicago has the potential to be prime market opportunity

Strategic Location with Excellent Accessibility

- Strategically located in the heart of the City of Chicago
- Easy access to highways, transit lines and multiple bus stops
- Various tourist attractions can further drive traffic to the casino and resort

Bally's CHICAGO

Brand Recognition

- Bally's Corporation operates 19 land-based casinos and resorts across 11 states[1]
- Bally's brand enables the Company to attract existing and new customers
- Bally's operates Bally Bet online sports betting in 11 states and interactive online Bally Casino in 4 states and provinces in US and Canada

Experienced Management Team

- Management team with a total of 200+ years of experience in the industry
- Bally's Chicago will receive certain corporate and management services from Bally's Corporation

(1) As of September 30, 2024, taking into consideration the contemplated merger with The Queen Casino & Entertainment, as described later in the presentation

8

Bally’s Chicago Casino and Resort

Bally’s Chicago will be the first casino in downtown Chicago…

…a destination casino, hotel and entertainment venue that will showcase “The Best of Chicago” arts and culture, food and sports, and curated dining and entertainment experiences

Bally's

Casino and Resort Amenities(1)

- 3,400 slot machines
- 173 table games;
- 10 food and beverage venues;
- a hotel tower with 500 rooms and a rooftop bar;
- a 3,000-person mixed use entertainment and event center;
- 3,300 parking spaces; and
- outdoor green space, including an expansive public riverwalk with a water taxi stop

(1) Approximate numbers based on current design that is subject to change

9

A Future Look at Bally's Chicago Casino and Resort

Bally's
CHICAGO
CASINO

10

A Future Look at Bally's Chicago Casino and Resort (continued)

Bally's
CHICAGO
HOTEL & CASINO

11

A Future Look at Bally's Chicago Casino and Resort (continued)

BUDDY GUY
THEATER

12

A Future Look at Bally's Chicago Casino and Resort (continued)

13

A Future Look at Bally's Chicago Casino and Resort (continued)

14

A Future Look at Bally’s Chicago Casino and Resort (continued)

Bally's

15

Betting on Excellence

Bally's Chicago Casino and Resort [1]

3,400
Slot Machines

173
Table Games

10
Food & Beverage Venues

500
Hotel Rooms

Ameristar East

AMERISTAR

1,162
Slot Machines

44
Table Games

6
Food & Beverage Venues

288
Hotel Rooms

Hard Rock Northern Indiana

Hard Rock
CASINO
NORTHERN INDIANA

1,743
Slot Machines

76
Table Games

7
Food & Beverage Venues

0
Hotel Rooms

Rivers Casino

RIVERS CASINO

1,516
Slot Machines

120
Table Games

9
Food & Beverage Venues

0
Hotel Rooms

(1) Approximate numbers based on current design that is subject to change

16

Project Timeline for Bally's Chicago Casino and Resort

01
02
03
04

Q3/Q4 2024

Access to Tribune site demolition & site prep

Q1 2025

Commencement of construction of Bally's Chicago Casino and Resort

February 2025

Anticipated completion of the Public Offering

Q3 2026

Grand opening of Bally's Chicago Casino and Resort

17

Bally’s Corporation – Who We Are

Nearly 20 years of retail casino operational experience

National database connecting customers across our omni channel offering

High awareness of Bally’s brand that will continue to grow with our media and content partnerships

19 land-based casinos and resorts across **11 states** post-merger with Casino Queen (anticipated in Q1 2025)

19

Bally's Corporation Evolution Into a Premier Gaming Leader

2013	2014 – 2024		2025 & Beyond
Single Market Operator	Regional Expansion of Land-Based Portfolio	Omni-Channel Growth	Omni-Channel Gaming Leader
Single Rhode Island asset	Expanded to 19 land-based casinos and 11 states total(1)	Interactive acquisitions and media partnerships	Gaming leader with international presence and long-term strategic partnerships
Twin River Casino	Tiverton Casino Hotel; Dover Downs; Bally's Atlantic City; Hard Rock Hotel & Casino Biloxi; The Queen Baton Rouge; Golden Gates Casino / Mardi Gras Casino / Golden Gulch Casino; Jumer's Casino & Hotel; Casino KC; MontBleu Resort Casino & Spa Lake Tahoe; Eldorado Resort • Casino • Reno; Tropicana Evansville; Tropicana Las Vegas	Gamesys group; Sinclair Broadcast Group; Bet.Works; Bally Sports; AVP; Phoenix Mercury; Cleveland Browns; Stadium	Bally's; Bally Interactive; Bally Casino

(1) As of September 30, 2024, taking into consideration the contemplated merger with The Queen Casino & Entertainment

20

Offering Rationale & Structure

- Bally's Host Community Agreement with the City of Chicago requires that 25% of Bally's Chicago's project equity interests be owned by qualified investors
- These Class A Interests allow qualified investors to participate at a level that fits them

Investors can invest in 4 classes of stock: Class A-1 Interests, Class A-2 Interests, Class A-3 Interests and Class A-4 Interests, subject to availability and investor demand(1)

- Class A Interests will not be listed on any national securities exchange or on any other stock exchange
- Each Class A Interest has a price assigned to the share, with an attributable subordinated loan attached to the share, resulting in a $25,000 stated value for each Class A Interest
- The subordinated loans attributable to Class A-1, A-2, and A-3 Interests must be repaid before being converted to a Class A-4 Interest with the ability to be transferred in the secondary market
    - There's no responsibility for the investor to repay the attributable subordinated loan
- Investors can choose to submit orders for the following Class A Interests to purchase:

	25% Aggregate Ownership in Bally's Chicago Casino and Resort			
	Class A-4	Class A-3	Class A-2	Class A-1
Class A Interests	$25,000 Investment + $0 Attributable Subordinated Loan = $25,000 Stated Value	$5,000 Investment + $20,000 Attributable Subordinated Loan = $25,000 Stated Value	$2,500 Investment + $22,500 Attributable Subordinated Loan = $25,000 Stated Value	$250 Investment + $24,750 Attributable Subordinated Loan = $25,000 Stated Value

(1) The primary objective is to raise funds in the offering, and there is no guarantee that all orders will be satisfied depending upon investor demand and market conditions

22

Illustrative Example of a Class A-3 Owner

With a $5,000 Investment, Bally's will supplement your investment with a loan of $20,000, resulting in your Class A-3 Interest having a stated value of $25,000

$5,000
Investment from Investor
80% Leverage
Class A-3 Interest
$20,000
Non-Recourse Subordinated Loan, provided by Bally's Chicago
Bally's
CHICAGO
Investor
Bally's Chicago
$25,000 Stated Value
There's no responsibility for the investor to repay the loan

23

Bally’s Chicago Casino and Resort Run-Rate Performance

We compared Bally’s Chicago to other metropolitan casinos using hypothetical scenarios

($ in MM, except WPUPD)	Scenario #1	Scenario #2	Scenario #3	Scenario #4	MGM National Harbor	Encore Boston	Hard Rock Northern Indiana	Rivers Casino Illinois
	Sensitivity Analysis[1]				**Comparable Properties (as of 2023)[2]**			
Slot Machines	3,400	3,400	3,400	3,400	2,265	2,550	1,743	1,516
Slot WPUPD[3]	$350	$400	$450	$500	$589	$448	$486	$598
Table Games	173	173	173	173	209	191	76	120
Table Games WPUPD[3]	$3,500	$4,000	$4,500	$4,500	$4,572	$4,848	$4,202	$4,744
Gaming AGR[4] [5]	**$655**	**$749**	**$843**	**$905**	**$834**	**$755**	**$426**	**$539**
Hotel ADR	250	300	350	400	NA	398	-	-
Rooms	500	500	500	500	308	671	-	-
Occupancy	65%	70%	75%	80%	NA	93%	-	-
Hospitality AGR[4]	**$77**	**$89**	**$103**	**$117**	**NA**	**$90**	**-**	**-**
F&B Stations	10	10	10	10	12	14	7	9
F&B AGR[4]	**$82**	**$112**	**$147**	**$181**	**NA**	**$86**	**NA**	**NA**
Total AGR[4]	**$814**	**$951**	**$1,093**	**$1,202**	**NA**	**$931**	**NA**	**NA**

(1) The information provided is intended solely to offer context and does not constitute a projection or forecast of future performance. Actual results may differ materially from the hypothetical scenarios presented
(2) The information has been sourced from public filings of the respective casino operators
(3) “WPUPD” = Win Per Unit Per Day
(4) “AGR” = Adjusted Gross Revenue, also commonly referred to as “NGR”
(5) Gaming AGR does not include retail sportsbook

25

Bally's Chicago Casino and Resort Run-Rate Performance (continued)

Sensitivity Analysis Commentary

- For illustrative purposes only, the sensitivity analysis on the prior page reflects an example of hypothetical outcomes for Bally's Chicago Casino and Resort and comparable properties
- The analysis highlights several key performance indicators across the Gaming, Hospitality, and Food and Beverage segments for each casino
- The scenarios of the sensitivity analysis are based on the anticipated 3,400 slot machines, 173 table games, 10 food and beverage venues, a hotel tower with 500 rooms and a rooftop bar
- The comparable properties included are MGM National Harbor Casino, Encore Boston Harbor Casino, Hard Rock Northern Indiana Casino, and Rivers Casino
    - MGM National Harbor Casino and Encore Boston Harbor Casino are casino resorts in a campus environment that operate in or near similar major metropolitan area
    - Hard Rock Northern Indiana Casino and Rivers Casino are casinos located near the Chicago metropolitan area and in Northern Indiana
- These properties have been identified as potentially comparable to Bally's Chicago Casino and Resort based on certain factors, including:
    - Location in metropolitan areas with similar demographic profiles
    - Comparable economic characteristics of the surrounding regions
    - Proximity to the City of Chicago

26

Premium Location

Located in the heart of the City of Chicago, Bally's Chicago Casino and Resort offers an unparalleled location where guests can enjoy stunning waterfront views and easy access to the city's top attractions, resulting in a premier entertainment experience

The proposed site for Bally's Chicago Casino and Resort is also near major shopping and cultural attractions along Michigan Avenue, as well as a wide selection of hotels and restaurants at various price points and that are popular among local residents and tourists

27

Seamless Transportation

Strategically located with seamless access to Chicago's major transit routes, Bally's Chicago Casino and Resort ensures effortless connectivity, inviting guests from across the city and beyond to enjoy a premier gaming and entertainment experience

- The proposed site is less than five minutes away from a major highway exit, making it easily accessible by car
- Bally's Chicago Casino and Resort will be the only casino in the City of Chicago. The next closest casino is 16 miles outside of the city and not easily accessible via public transportation
- Once fully developed and operational, it will take a casino patron approximately:
    - 15 minutes on average to reach Bally's Chicago Casino and Resort from Chicago Loop via public transportation
    - 10 minutes on average to reach Bally's Chicago Casino and Resort from Magnificent Mile via public transportation
    - 45 minutes on average to reach Bally's Chicago Casino and Resort from Chicago O'Hare International Airport via public transportation
    - 50 minutes on average to reach Bally's Chicago Casino and Resort from Midway Airport via public transportation
- Bally's Chicago also intend to build a new water taxi stop and a new pedestrian bridge across the Chicago River to make the proposed site even more accessible to Chicago residents and tourists in the downtown area

28

Leveraging Chicago's Bustling Foot Traffic

Known as a premier tourist and convention city, Chicago attracts millions of visitors annually, generating high foot traffic and creating a vibrant atmosphere ideal for businesses and attractions

35% Increase in Downtown Chicago Visitors from March 2023 – February 2024

40% Increase in Hotel Room Nights Booked in 2023 from Conventions, Conferences and Meetings

107% Increase in Pedestrian Activity as of April 2024 Compared to 2019 Levels

Source: Axios Chicago; Trade Show Executive; Chicago Sun-Times

29

Illinois and Northern Indiana Statistics

Slots

Property	# Slots	Admissions (2023)	AGR (2023)	WPUPD (2023)
Ameristar East Chicago	1,162	N/A	$154	$362
Grand Victoria Casino	762	943	$119	$427
Hard Rock Northern Indiana	1,743	N/A	$309	$486
Harrah's Joliet Casino & Hotel	777	738	$113	$400
Hollywood Casino Aurora	832	852	$77	$255
Hollywood Casino Joliet	937	683	$80	$233
Horseshoe Hammond	1,688	N/A	$235	$381
Rivers Casino	1,516	3,088	$331	$598
Average	**1,177**	**1,261**	**$177**	**$393**
Median	**1,050**	**852**	**$137**	**$391**

Table Games

Property	# Tables	Admissions (2023)	AGR (2023)	WPUPD (2023)
Ameristar East Chicago	44	N/A	$35	$2,168
Grand Victoria Casino	45	943	$31	$1,896
Hard Rock Northern Indiana	76	N/A	$117	$4,202
Harrah's Joliet Casino & Hotel	21	738	$18	$2,344
Hollywood Casino Aurora	34	852	$20	$1,616
Hollywood Casino Joliet	13	683	$12	$2,367
Horseshoe Hammond	81	N/A	$68	$2,289
Rivers Casino	120	3,088	$208	$4,744
Average	**54**	**1,261**	**$64**	**$2,703**
Median	**45**	**852**	**$33**	**$2,316**

Source: State Gaming Data

31

Chicago – Demographic Overview

Chicago Household Income (for the year 2023)

Median Per Capita Income: $74,474

40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
35.4%
26.1%
25.2%
13.3%
<$50k per Annum
$50K-$100K
$100K-$200K
Over $200K

Chicago Age Distribution (for the year 2023)

Median Age: 36.4

20.0%
15.0%
10.0%
5.0%
0.0%
10.4%
11.0%
16.8%
17.5%
13.0%
11.3%
10.3%
6.4%
3.3%
0-9
10-19
20-29
30-39
40-49
50-59
60-69
70-79
80-89

Population Concentration – Chicago (as of 2020)

Legend
Persons per square mile by census tract
10,000.0 or more
5,000.0 to 9,999.9
2,000.0 to 4,999.9
1,000.0 to 1,999.9
500.0 to 999.9
100.0 to 499.9
50.0 to 99.9
Less than 50.0
Water only
U.S. density = 93.8
Streamwood
Elk Grove Village
Park Ridge
Hanover Park
Bartlett
Carol Stream
Glendale Heights
Addison
Elmhurst
Oak Park
Wheaton
Lombard
DUPAGE
ILLINOIS
COOK
Cicero
Berwyn
Chicago
Downers Grove
Naperville
Woodridge
Oak Lawn
Bolingbrook

Largest Employers – Illinois (for the year 2024)

#	Company	2024 Employment	Employment (%)
1	State of Illinois	144,900	2.1%
2	Walmart	57,365	0.8%
3	City of Chicago	44,859	0.6%
4	Amazon	38,000	0.5%
5	Cook County	22,000	0.3%
6	Home Depot	16,664	0.2%
7	Mondelez	13,000	0.2%

Source: IBISWorld; Census Report; US Census Bureau

32

Comparable Major Metropolitan Casino – Encore Boston Harbor

DATE	2019	2020	2021	2022	2023
Total GGR	**$314**	**$332**	**$634**	**$730**	**$755**
% Growth	–	6%	91%	15%	3%
Slot GGR	**$140**	**$177**	**$354**	**$397**	**$417**
% Growth	–	26%	100%	12%	5%
Table GGR	**$174**	**$155**	**$281**	**$333**	**$338**
% Growth	–	-11%	81%	18%	2%

$ in millions

Performance Charts

Total (Slots + Tables)
Total GGR ($M)
$800
$700
$600
$500
$400
$300
$200
$100
$0
$314
$332
$634
$730
$755
2019
2020
2021
2022
2023
Slots
Total GGR ($M)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$140
$177
$354
$397
$417
2019
2020
2021
2022
2023
Tables
Total GGR ($M)
$400
$350
$300
$250
$200
$150
$100
$50
$0
$174
$155
$281
$333
$338
2019
2020
2021
2022
2023

Source: State Gaming Data

33

Boston – Demographic Overview

Boston Household Income (for the year 2023)

Median Per Capita Income: $96,931

35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
30.7%
20.3%
26.4%
22.6%
<$50k per Annum
$50K-$100K
$100K-$200K
Over $200K

Boston Age Distribution (for the year 2023)

Median Age: 33.7

25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
7.9%
11.3%
22.3%
18.5%
10.9%
10.5%
9.7%
6.0%
3.0%
0-9
10-19
20-29
30-39
40-49
50-59
60-69
70-79
80-89

Population Concentration – Boston (as of 2020)

Legend
Persons per square mile by census tract
10,000.0 or more
5,000.0 to 9,999.9
2,000.0 to 4,999.9
1,000.0 to 1,999.9
500.0 to 999.9
100.0 to 499.9
50.0 to 99.9
Less than 50.0
Water only
U.S. density = 93.8
Cambridge
Watertown Town
Newton
Brookline town
SUFFOLK
Boston
MASSACHUSETTS
Needham town

Largest Employers – Massachusetts (for the year 2024)

#	Company	2024 Employment	Employment (%)
1	State of Massachusetts	44,820	1.0%
2	UMass System	26,000	0.6%
3	Massachusetts General Hospital	25,000	0.5%
4	Brigham & Women's Hospital	21,000	0.5%
5	City of Boston	19,060	0.4%
6	Amazon	18,000	0.4%
7	Walmart	13,929	0.3%

Source: IBISWorld; Census Report; US Census Bureau

34

Comparable Major Metropolitan Casino – MGM National Harbor

DATE	2017	2018	2019	2020	2021	2022	2023
Total GGR	**$609**	**$705**	**$707**	**$484**	**$770**	**$884**	**$834**
% Growth	1,352%	16%	0%	-32%	59%	15%	-6%
Slot GGR	**$319**	**$368**	**$392**	**$263**	**$449**	**$477**	**$485**
% Growth	1,208%	16%	7%	-33%	71%	6%	2%
Table GGR	**$290**	**$337**	**$315**	**$221**	**$321**	**$407**	**$349**
% Growth	1,551%	16%	-7%	-30%	45%	27%	-14%

$ in millions

Performance Charts

Total (Slots + Tables)

Total GGR ($M)
1,000
900
800
700
600
500
400
300
200
100
0
609
705
$707
$484
$770
$884
$834
2017
2018
2019
2020
2021
2022
2023

Slots

Total GGR ($M)
600
500
400
300
200
100
0
319
368
$392
$263
$449
$477
$485
2017
2018
2019
2020
2021
2022
2023

Tables

Total GGR ($M)
450
400
350
300
250
200
150
100
50
0
290
337
$315
$221
$321
$407
$349
2017
2018
2019
2020
2021
2022
2023

Source: State Gaming Data

35

District of Columbia / Virginia – Demographic Overview

District of Columbia Household Income (for the year 2023)

Median Per Capita Income: $108,210

30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
24.5%
22.5%
27.1%
25.9%
<$50k per Annum
$50K-$100K
$100K-$200K
Over $200K

District of Columbia Age Distribution (for the year 2023)

Median Age: 34.9

25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
11.1%
10.3%
17.8%
20.4%
12.9%
9.8%
8.5%
6.4%
2.8%
0-9
10-19
20-29
30-39
40-49
50-59
60-69
70-79
80-89

Population Concentration – DC Metro Area (as of 2020)

Legend
Persons per square mile by census tract
10,000.0 or more
5,000.0 to 9,999.9
2,000.0 to 4,999.9
1,000.0 to 1,999.9
500.0 to 999.9
100.0 to 499.9
50.0 to 99.9
Less than 50.0
Water only
U.S. density = 93.8
DISTRICT OF COLUMBIA
ARLINGTON
VIRGINIA
Washington

Largest Employers – Virginia (for the year 2024)

#	Company	2024 Employment	Employment (%)
1	Walmart	46,165	1.0%
2	Amazon	39,000	0.9%
3	Target	14,344	0.3%
4	VCU	13,500	0.3%
5	USPS	13,050	0.3%
6	Capital One	13,000	0.3%
7	Lowes	11,938	0.3%

Source: IBISWorld; Census Report; US Census Bureau

36

Market Analysis: Economic Impact of the U.S. Gaming Industry

US Commercial Casinos (as of December 31, 2023)

486
Casinos

737,450
Jobs Supported

$25.53B
Tax Revenue Impact

$66.65B
Gross Gaming Impact

Illinois Casinos (as of December 31, 2023)

Rockford
Elgin
Aurora
Waukegan
Des Plaines
Chicago
Rock Island
Joliet
Danville
Alton
East St. Louis
Carterville
Metropolis

15
Casinos

28,562
Jobs Supported

$1.20B
Tax Revenue Impact

$2.52B
Gross Gaming Impact

Source: American Gaming Association

37

VI. Bally’s Chicago Casino and Resort Community Focus

38

Bally's Chicago Casino and Resort Community First Policy

Commitment to prioritize the needs and aspirations of communities, striving to ensure contribution to growth and well-being

Partnership with Chicago Community Builder's Collective, a minority-led construction management team, to build Bally's Chicago Casino and Resort

Qualified investors will have up to 25% economic ownership in Bally's Chicago Casino and Resort, helping to provide investment opportunities for people of color and women

Promote workforce development by working with Chicago-based nonprofits

39

Chicago Community Builders Collective (CCBC)

Bally's Chicago is dedicated to driving meaningful community impact by supporting local initiatives and promoting sustainable growth across Chicago

Chicago Community Builders Collective

Minority-Led Joint Venture Construction Partnership

LiveWire Construction

SQN Associates

Brown & Momen Incorporated

Powers & Sons Construction

Milhouse

Ujamaa Construction

Riteway-Huggins Construction, Inc

Gilbane Building Company

d'Escoto Inc — Where Vision Meets Implementation

40

Chicago-Based Community Partners

BCOE
BLACK CONTRACTORS OWNERS EXECUTIVES

BLACK MEN UNITED

HELPING PEOPLE HELP THEMSELVES
BLACK UNITED FUND OF ILLINOIS INC.

BUSINESS LEADERSHIP COUNCIL
BLC.

CITY COLLEGES of CHICAGO
Education that Works

Chicago
Minority Supplier
Development Council

Chicago
Urban League
Center for Entrepreneurship & Innovation

COAL COALITION
OF AFRICAN AMERICAN LEADERS

HispanicPro
Hispanic Professional Network

ILLINOIS
RESTAURANT
ASSOCIATION

Illinois State Black
Chamber of Commerce
www.ILBCC.org

WEST LOOP
COMMUNITY
ORGANIZATION

41

Contact Us

Lead Placement Agent

Loop Capital Markets

425 South Financial Place, Suite 2700
Chicago, IL 60605

BallysChicagoIPO@loopcapital.com

43

LEGEND
Bally
REWARDS
MALFUNCTION VOIDS ALL
PRINT
TICKET

Appendix: HCA Required Investor Criteria

44

Class A Shareholder Criteria – Host Community Agreement Terms

Investment opportunity for women and individuals in underrepresented communities to participate in an investment offering and own an equity stake in Bally's Chicago Casino and Resort

This offering is only being made to individuals and entities that satisfy certain qualification criteria pursuant to the Host Community Agreement ("HCA") with the City of Chicago. The HCA mandated criteria include, among others, that:

- If an individual is investing, the investor must be a woman or a Minority. If an entity is investing, the entity must be controlled by women or Minorities
    - "Minority," as defined by the Municipal Code of Chicago MCC 2-92-670(n), includes any individuals in the following racial or ethnic groups:

1. **African-Americans or Blacks (including persons having origins in any of the Black racial groups of Africa)**
2. **American Indians (including persons having origins in any of the original peoples of North and South America (including Central America) and who maintain tribal affiliation or community attachment)**
3. **Asian-Americans (including persons whose origins are in any of the original peoples of the Far East, Southeast Asia, the islands of the Pacific or the Northern Marianas or the Indian Subcontinent)**
4. **Hispanics (including persons of Spanish culture with origins in Mexico, South or Central America or the Caribbean Islands, regardless of race)**
5. **Individual members of other groups, including but not limited to Arab-Americans, found by the City of Chicago to be socially disadvantaged by having suffered racial or ethnic prejudice or cultural bias within American society, without regard to individual qualities, resulting in decreased opportunities to compete in Chicago area markets or to do business with the City of Chicago**

45

Appendix C
Dear [         ],
Thank you for showing early interest in becoming an investment partner with Bally’s Chicago Inc. on the development of our iconic Bally’s Chicago Casino & Resort in downtown Chicago.
We are excited to give you a heads up that Bally’s Chicago Inc. has launched the marketing process for the initial public offering and concurrent private placement of securities representing a 25% equity interest in the project. This is a key element of our Host Community Agreement (“HCA”) with the City of Chicago where 25% of the equity in the project is set aside for investors that meet the Qualified Investor Criteria as defined by the HCA. You are one of the first in our outreach to respond to your prior inquiry about your interest in the investment opportunity.
For the information that you need to evaluate the opportunity, please visit www.BallysChicagoInvest.com which is the investment offering portal that all investors will need to visit to receive the relevant information and also to onboard and register their requests for subscriptions. Please no need to contact Bally’s as securities regulation require us to point investors to the website portal where the prospectus, investor presentation, investor questionnaire, Qualified Investor Criteria, and custody account onboarding process are all readily accessible.
Thank you for your prior interest. We hope that you will find all the information that you will need at the web portal. Please note that the offering subscription window will close at the end of January 2025, or sooner, depending upon market conditions and investor demand.
Ameet Patel
President, Bally’s Chicago, Inc.

Dear Business Owner/Community Group,
We are excited to give you a heads up that Bally’s Chicago Inc. has launched the marketing process for the initial public offering and concurrent private placement of securities representing a 25% equity interest in the project. This is a key element of our Host Community Agreement (“HCA”) with the City of Chicago where 25% of the equity in the project is set aside for investors that meet the Qualified Investor Criteria as defined by the HCA. That Qualified Investor Criteria includes individuals who are women or people of color, or entities that are owned or controlled by women and people of color as determined by the City of Chicago. You are one of the first in our outreach given your leadership position in the community that can make sure that those who are interested and who fit the Qualified Investor Criteria are aware of this opportunity.
For information on the investment offering, please visit www.BallysChicagoInvest.com which is the investment offering portal where the prospectus, investor presentation, investor questionnaire, Qualified Investor Criteria, and custody account onboarding process are all readily accessible.
Please note that the offering subscription window will close by the end of January 2025, or sooner, depending upon market conditions and investor demand. So it’s important that all relevant communities in Chicagoland who are interested take timely action to visit the investor web portal.
www.BallysChicagoInvest.com, spread the word.
Christopher Jewett
Chief Development Officer, Bally’s Chicago, Inc.